Exhibit 99


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma information set forth below for AT&T gives effect to the MediaOne and TCI mergers as if they had been completed on January 1, 1998 for income statement purposes, and as if the MediaOne merger had been completed on June 30, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. TCI is reflected in the June 30, 1999 balance sheet, therefore there is no pro forma TCI impact on the balance sheet. As a result of the TCI merger, AT&T is accounting for the Liberty Media Group under the equity method of accounting because AT&T does not have a "controlling financial interest" for financial accounting purposes in the Liberty Media Group.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the MediaOne merger, AT&T may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the MediaOne merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 613 million shares of AT&T common stock not including AT&T stock options.

AT&T will account for the merger under the purchase method of accounting. Accordingly, AT&T will establish a new basis for MediaOne Group's assets and liabilities based upon the fair values thereof and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Such preliminary adjustments include the allocation of consideration to certain investments of MediaOne Group identified as "assets held for sale" by the AT&T Board based upon fair value as determined by AT&T in conjunction with its financial advisors.

AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets and in-process research and development. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                      AT&T
                   Unaudited Pro Forma Condensed Balance Sheet
                               AS OF June 30, 1999
                                  (In millions)
                                                         MediaOne     Pro Forma
                                             Historical   Group       AT&T with
                                  Historical  MediaOne   Pro Forma     MediaOne
                                     AT&T1     Group1    Adjustments     Group
ASSETS:
Cash and cash equivalents.  .... $      418  $  1,032   $   (345)(3d) $  1,105
                                                          20,429 (7)
                                                         (20,429)(3a)
Receivables--net................      10,030       409        --        10,439
Other current assets............       2,498       690        --         3,188
                                     -------   -------   -------     ---------
     Total current assets.......      12,946     2,131      (345)       14,732
Property, plant and equipment
  net...........................      34,994     4,501        --        39,495
Licensing cost--net.............       8,315        --        --         8,315
Franchise.......................      35,703        --    21,437 (3n)   57,140
Goodwill........................       6,975    11,371    24,344 (3o)   31,319
                                                         (11,371)(3f)
Investment in Liberty Media
  Group and related receivables.      35,389        --        --        35,389
Other investments...............      16,268     9,789    (2,380)(6)    36,772
                                                          13,095 (3h)
Other assets....................       7,920     2,076      (582)(6)     7,864
                                                             (50)(5)
                                                          (1,500)(4)
Assets held for sale............          --       643     2,962 (6)    16,127
                                                          12,522 (3i)
                                     -------   -------   -------     ---------
     Total non-current assets...     145,564    28,380    58,477       232,421
Total assets....................  $  158,510  $ 30,511  $ 58,132     $ 247,153
                                     -------   -------   -------     ---------
                                     -------   -------   -------     ---------


LIABILITIES:
Accounts payable................  $    5,738  $    301   $    --     $   6,039
Debt maturing within one year...       7,085     1,718    20,429 (7)    27,732
                                                          (1,500)(4)
Other current liabilities.......       8,754       884        --         9,638
                                     -------   -------   -------      --------
Total current liabilities.......      21,577     2,903    18,929        43,409
Long-term debt..................      22,152     6,245        88 (3j)   28,485
Deferred income taxes...........      24,311     6,954    15,007 (3m)   46,272
Other long-term liabilities and
  deferred credits..............       8,221       142        --         8,363
                                     -------   -------   -------      --------
Total long-term liabilities.....      54,684    13,341    15,095        83,120
Total liabilities...............      76,261    16,244    34,024       126,529
Minority interest...............       2,407     1,107       110 (3l)    3,624
Company-obligated convertible
  quarterly income preferred
  securities of a subsidiary
  trust holding solely
  subordinated debt securities
  of AT&T.......................       4,695        --        --         4,695
Subsidiary-obligated mandatorily
  redeemable preferred securities
  of subsidiary trusts holding
  solely subordinated debt
  securities of subsidiaries....       1,659     1,060        39 (3k)    2,758
Preferred stock subject to
  mandatory redemption..........          --       100       (50)(5)        50
                                                             (50)(3g)
                                                              50 (3c)
Preferred stock.................          --       929      (929)(3e)       --
Common stock....................       3,196    10,409   (10,409)(3e)    3,809
                                                             613 (3b)
Liberty Media Group Class A
  tracking stock................       1,157        --        --         1,157
Liberty Media Group Class B
  tracking stock................         108        --        --           108
Additional paid-in capital
 AT&T common stock..............      27,446        --    35,396 (3b)   62,842
 Liberty Media Group tracking
  stock.........................      32,653        --        --        32,653
Retained earnings
 Common stock...................       7,594       371      (371)(3e)    7,594
 Liberty Media Group tracking
  stock.........................        (601)       --        --          (601)
Other...........................       1,935       291      (291)(3e)    1,935
                                     -------   --------  --------     --------
     Total shareowners' equity..      73,488    12,000    24,009       109,497

Total liabilities and shareowners'
  equity........................   $ 158,510  $ 30,511  $ 58,132     $ 247,153
                                     -------   -------   --------     --------
                                     -------   -------   --------     --------

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                         Six months ended June 30, 1999
                     (In millions, except per share amounts)
                                                                                                                             Pro
                                                             Pro Forma                                                       Forma
                                                 Historical   Liberty/                                         MediaOne      AT&T
                                                    TCI       Ventures    Other TCI    Pro Forma  Historical   Group Pro   With TCI
                                     Historical  (Jan-Feb    Group        Pro Forma      AT&T      MediaOne      Forma       and
                                       AT&T1       '99)1     Adjustment2 Adjustments10 with TCI     Group1    Adjustments  MediaOne
                                                                                                                             Group
Revenues..........................    $29,787     $ 1,145     $ (204)        $--        $30,728     $1,327        $--       $32,055
Operating Expenses:
Access and other interconncection.      7,400          --         --          --          7,400         --         --         7,400
Network and other communications
  services........................      6,646         543        (79)         --          7,110        534         --         7,644
Depreciation and amortization.....      3,392         277        (22)        133          3,780        578        572  8      4,673
                                                                                                                 (257) 9
Selling, general and
administrative....................      6,618         677       (260)         --          7,035        364         --         7,399
Restructuring and other charges...        702          --         --          --            702         --         --           702
                                      -------     -------     ------        ------      -------     ------     ------       -------
  Total operating expenses........     24,758       1,497       (361)        133         26,027      1,476        315        27,818
Operating income (loss)...........      5,029        (352)       157        (133)         4,701       (149)      (315)        4,237


Equity losses from Liberty Media
Group.............................       (601)         --        (68)       (144)          (813)        --         --          (813)
Other income (expense)--Net.......         75         356       (321)        (39)            71        867       (303) 8      2,360
                                                                                                                  225  6
                                                                                                                1,500  4
Interest expense..................        649         161        (25)         82            867        199        526  11     1,436
                                                                                                                  (7)  8
                                                                                                                (149)  11a
Income (loss) from continuing
operations before income taxes....      3,854        (157)      (207)       (398)         3,092        519       737          4,348
Provision (benefit) for income
taxes.............................      1,791         119       (207)       (106)         1,597        806      (203)  12     2,200
                                      -------     -------     ------        ------      -------     ------     ------       -------
Income (loss) from continuing
operations........................      2,063        (276)        --        (292)         1,495       (287)      940          2,148
Diidend requirements on preferred
stocks............................         --          (4)        --          --             (4)       (28)       27   13        (5)
                                      -------     -------     ------        ------      -------     ------     ------       -------

Income (loss) from continuing
operations attributable to common
sharewoners.......................
                                      $ 2,063     $  (280)       $--      $ (292)      $ 1,491    $ (315)       $ 967      $  2,143
                                      =======     =======        ===        ======      =======     ======     ======       =======

AT&T EPS Calculation:
Income from continuing operations
attributable to AT&T common
shareowners.......................    $ 2,664                                          $ 2,304                              $ 2,956
Weighted average shares
outstanding (basic)...............      2,970                                            3,153                                3,766
Basic EPS.........................     $ 0.90                                           $ 0.73                               $ 0.78

Income from continuing operations
attributable to AT&T common
sharewoners.......................    $ 2,681                                          $ 2,321                              $ 2,973
Weighted average shares
outstanding (diluted).............      3,043                                            3,258                                3,881
Diluted EPS.......................     $ 0.88                                           $ 0.71                               $ 0.77

Liberty Media Group EPS 14
Basic.............................    $ (0.48)                                          $(0.65)                              $(0.65)
Diluted...........................    $ (0.48)                                          $(0.65)                              $(0.65)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                      For the year ended December 31, 1998
                     (In millions, except per share amounts)
                                                                                                                           Pro Forma
                                                             Pro Forma                                                        AT&T
                                                              Liberty/                                          MediaOne    with TCI
                                                              Ventures    Other TCI    Pro Forma   Historical   Group Pro      and
                                     Historical  Historical    Group      Pro Forma       AT&T      MediaOne      Forma     MediaOne
                                       AT&T1        TCI1     Adjustment2 Adjustments10  with TCI     Group1    Adjustments    Group
Revenues..........................    $53,223     $ 7,351     $(1,148)       $--        $59,426     $ 2,882        $--      $62,308
Operating Expenses:
Access and other
interconncection..................     15,328          --          --         --         15,328          --         --       15,328
Network and other communications
services..........................     10,250       3,087        (495)        --         12,842       1,013         --       13,855
Depreciation and
amortization......................      4,629       1,735        (135)       791          7,020       1,182        1,145 8    8,822
Selling, general and                                                                                                (525)9
administrative....................     13,015       2,583        (943)        --         14,655         926          --      15,581
Restructuring and other charges...      2,514           5          (5)        --          2,514          --          --       2,514
                                      -------     -------     -------       ----        -------     -------      ------     -------
  Total operating expenses........     45,736       7,410      (1,578)       791         52,359       3,121         620      56,100
Operating income (loss)...........      7,487         (59)        430       (791)         7,067        (239)       (620)      6,208


Equity earnings (losses) from
Liberty Media Group...............         --          --         626       (922)          (296)         --          --        (296)
Other income (expense)--Net             1,247       4,658      (1,631)      (234)         1,500       3,368        (606)8     4,603
                                                                          (2,540)                                   341 6
Interest expense..................        427       1,061        (103)       489          1,874         491       1,052 11    3,103
                                                                                                                    (15)8
                                                                                                                   (299)11a
Income (loss) from continuing
operations before income taxes....      8,307       3,538        (472)    (4,976)         6,397       2,638      (1,623)      7,412
Provision (benefit) for income                                              (948)
taxes.............................      3,072       1,595        (472)      (635)         2,612       1,208        (445)12    3,375
                                      -------     -------     -------       ------      -------     -------      ------     -------
Income (loss) from continuing
operations........................      5,235       1,943          --     (3,393)         3,785       1,430      (1,178)      4,037
Dividend requirements on preferred
stocks............................         --         (24)         --         14            (10)       (108)       5213         (66)
                                      -------     -------     -------       ------      -------     -------      ------     -------
Income (loss) from continuing
operations attributable to common
sharewoners.......................    $ 5,235     $ 1,919         $--   $ (3,379)       $ 3,775     $ 1,322     $(1,126)    $ 3,971
                                      =======     =======         ===   ========        =======     =======     ========     ======

AT&T EPS Calculation:
Income from continuing operations
attributable to AT&T common
shareowners.......................    $ 5,235                                           $ 4,071                             $ 4,267
Weighted average shares
outstanding (basic)...............      2,676                                             3,146                               3,759
Basic EPS.........................     $ 1.96                                            $ 1.29                              $ 1.14

Income from continuing operations
attributable to AT&T common
sharewoners.......................    $ 5,235                                           $ 4,071                             $ 4,267
Weighted average shares
outstanding (diluted).............      2,700                                             3,251                               3,874
Diluted EPS.......................     $ 1.94                                            $ 1.25                              $ 1.10

Liberty Media Group EPS 14
Basic.............................                                                       $(0.25)                             $(0.25)
Diluted...........................                                                       $(0.25)                             $(0.25)

                         See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

        Notes to Unaudited AT&T Condensed Pro Forma Financial Statements


1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of June 30, 1999 gives effect to the TCI merger. Certain 1999 amounts for AT&T have been reclassified to conform with current financial statement presentation.

2. These columns reflect the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of Liberty Media Group tracking stock. AT&T accounts for the Liberty Media Group under the equity method because it does not possess a "controlling financial interest" for financial accounting purposes in the Liberty Media Group.

3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical  shareowners'  equity  accounts  of  MediaOne  Group  have  been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The merger agreement specifies the aggregate number of shares of AT&T common stock to be issued in exchange for shares of MediaOne Group common stock and equivalents. The different election provisions are intended to satisfy individual MediaOne Group shareholder and optionholder preferences to the extent possible. Each election may be subject to proration depending upon the consideration other shareholders and optionholders elect to receive in the merger. Accordingly, under the terms of the merger, the impact of such election provisions on the total consideration exchanged will not materially differ from the mixed cash and stock election assumed in the pro forma financial information. If the price of AT&T common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing of the merger, an additional cash payment of up to $5.42 per share of MediaOne Group common stock will be paid by AT&T for shares of MediaOne Group common stock subject to the mixed cash and stock election. In that event, a new measurement date for the purpose of valuing AT&T common stock for accounting purposes would be established. The aggregate purchase price consideration would change $613 million (not including the additional cash payment) for each $1 per share change in the value of the AT&T common stock based on the average price a few days before and after the merger is consummated affecting net income by $15 million annually based on a 40-year franchise/goodwill amortization period.

     For the purpose of these pro forma financial statements, the MediaOne Group Series D preferred stock is assumed to have been converted into MediaOne Group common stock as of the pro forma balance sheet date and exchanged pursuant to the mixed cash and stock election. Under the terms of the merger agreement, MediaOne Group is required to call for the conversion of the MediaOne Group Series D preferred stock. This occurred on October 25, 1999. The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued based on the security's liquidation value which approximates fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which was determined by using the Black-Scholes option-pricing model.

     This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill) (in millions, except per share amounts).

         Shares of MediaOne Group common stock
           outstanding at 6/30/99.....................................    606.2
         Shares of MediaOne Group common stock to be
           issued upon conversion of MediaOne Group
           Series D preferred stock...................................     39.6
         Shares of MediaOne Group common stock to be
           exchanged for cash and AT&T common stock...................    645.8
         Cash per share............................................... $  30.85
         Cash consideration for outstanding shares.................... $ 19,923
         Cash consideration for 30 million outstanding
           options (average cash payment per option of $16.87)........      506

a. Total cash consideration........................................... $ 20,429
   AT&T common stock exchange ratio per share.........................     0.95
   Equivalent AT&T shares (par value $1)..............................    613.5
   AT&T common stock share price based on the average closing price a few days before and after the merger was agreed
     to and announced................................................. $  57.05
   SUB-TOTAL.......................................................... $ 35,000
   AT&T stock options resulting from the conversion of
     MediaOne Group stock options in the merger.......................     28.9
   Average fair value per option...................................... $  34.91
   SUB-TOTAL.......................................................... $  1,009
b. AT&T common stock equity consideration............................. $ 36,009
c. Value of AT&T Series E preferred stock to be issued in
     exchange for MediaOne Group Series E preferred stock
     at liquidation value (994 thousand outstanding shares
     at $50 per share)................................................       50
d. Merger costs (estimate)............................................      345
     TOTAL CONSIDERATION.............................................. $ 56,833
e. Historical net book value of MediaOne Group........................  (12,000)
     Pro Forma Adjustments relating to:
f. Existing MediaOne Group intangible assets..........................   11,371
g. Exchange of MediaOne Group Series E preferred stock................      (50)
h. Investments... ....................................................  (13,095)
i. Assets held for sale (see note 6)................ .................  (12,522)
j. Debt...............................................................       88
k. Subsidiary-Obligated Mandatorily redeemable preferred securities...       39
l. Minority interest in Centaur Funding Corporation...................      110
m. Deferred tax impacts...............................................   15,007
n. Franchise intangible...............................................  (21,437)
o. Preliminary goodwill............................................... $ 24,344

Upon the closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38,
Accounting for Preacquisition Contingencies of Purchased Enterprises. A preliminary allocation of the purchase price has been allocated to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. See note 6 for a discussion on "asset held for sale" accounting. The final purchase accounting allocation may also include certain in-process research and development projects and intangible assets such as customer relationships.

Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income in subsequent periods by $25 million annually by reducing franchise/goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per share). Certain restructuring related costs may be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that would result in additional goodwill to be amortized over 40 years.

4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the six months ended June 30, 1999.

5. Gives effect to the redemption of the MediaOne Group Series C preferred stock. The MediaOne Group Series C preferred stock is redeemable, at the option of the holder, into common shares of Financial Security Assurance Ltd. ("FSA") or cash. MediaOne Group holds an investment in FSA common shares and anticipates that the MediaOne Group Series C preferred stockholders will elect FSA common shares upon redemption. The pro forma balance sheet reflects the FSA common shares election. Under the terms of the merger agreement, MediaOne Group is required to call for the redemption of the MediaOne Group Series C preferred stock as promptly as it is permitted to do so.

6. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger (the "HOLDING PERIOD") certain non-strategic MediaOne Group assets preliminarily valued at $16,127 million. MediaOne Group currently accounts for the majority of these assets as equity method investments. The carrying value of assets intended to be sold have been reclassified to the balance sheet caption "assets held for sale" ($2,380 million from "Other investments" and $582 million from "Other assets"). Such assets have been valued at their expected disposition value using valuation methodologies prevalent in the industry ($12,522 million represents the excess of fair value over carrying value). For pro forma income statement purposes, interest expense incurred on incremental borrowings during the holding period has been eliminated from all periods presented. The amount of interest eliminated is based on the ratio of the preliminary value allocated to the assets held for sale over the total consideration to acquire MediaOne Group multiplied by total incremental interest expense. See Note 11. In addition, the equity earnings (losses) reported on assets held for sale have been reflected in the value assigned to assets held for sale and eliminated, net of tax, in all periods reported.

7. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness as AT&T intends to repay the debt with the proceeds from the sale of certain non-strategic MediaOne Group assets (see Note 6).

8. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief
     Accountant's office of the SEC has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced by $635 million annually or $0.16 per share. If the amortization period were 20 years, AT&T's net income would be reduced by $1,040 million annually or $0.27 per share. An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in
     Note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Any amount allocated to goodwill will also be impacted by any in-process research and development charge that may be recorded. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments other than assets held for sale has been amortized over the estimated period of benefit preliminarily estimated to range from seven to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt. No amortization has been recorded on the consideration allocated to the assets held for sale.

9. Gives effect to the elimination of MediaOne Group historical amortization expense.

10. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired, incremental interest expense on additional borrowings, and the elimination of certain non-recurring gains with respect to TCI's investment in Teleport Communications Group Inc. ("TCG"). The TCI merger closed on March 9, 1999.

11. Represent the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger. See note 7. Interest expense was calculated using an interest rate of 5.15% for the year ended December 31, 1998 and for the six months ended June 30, 1999. The interest rate reflects the 90-day commercial paper rate in effect as of July 30, 1999. An increase of 25 basis points in the assumed interest rates would result in additional pre-tax interest expense of $51 million annually ($37 million excluding interest attributable to debt incurred to fund the assets held for sale). As discussed in note 6, interest expense of $299 million for 1998 and $149 million for 1999 has not been recognized as it is attributable to the incremental borrowings incurred to fund the acquisition of the non-strategic assets that are held for sale during the holding period (adjustment 11a).

12.  Reflects the statutory tax effect of the pro forma adjustments.

13. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock and MediaOne Group Series D preferred stock assumed to be redeemed or converted into MediaOne Group common stock at or before the time of the merger.

14. Liberty Media Group tracking stock was split on a two-for-one basis, payable on June 11, 1999. The Liberty Media Group earnings per share amounts in these pro forma income statements are on a post-split basis.